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                                                                   EXHIBIT 10(n)



                              THE FIRST YEARS INC.
                          A MASSACHUSETTS CORPORATION ,
                                 AND AFFILIATES



                           1998 ANNUAL INCENTIVE PLAN







                                PLAN DESCRIPTION













                         EFFECTIVE DATE: JANUARY 1, 1998
                                ADOPTED: DECEMBER 3, 1998



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                              THE FIRST YEARS INC.
                          A MASSACHUSETTS CORPORATION,
                                 AND AFFILIATES

                           1998 ANNUAL INCENTIVE PLAN

PLAN OBJECTIVES

*    The objectives of the plan are to:

     -- Encourage salaried employees of The First Years Inc. and its Affiliates (the "Company") to help improve the Company's performance;

     -- Focus the attention of senior management and other executive officers of the Company on the Company's operating results.

ELIGIBILITY

* Eligibility will initially include all full-time salaried employees of the Company, if any, who are not covered by any other incentive compensation plan (e.g., Incentive Plans for Sales-Americas and Sales-Europe Employees).

* Any employee joining the Company during the fiscal calendar year will be eligible to participate in the incentive plan for that year.

* The President of the Company will be responsible for recommending changes in eligibility to the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") for review and approval.

* While a person is performing services in one of the following categories, he or she shall not be entitled to participate in this Plan or receive Plan benefits, notwithstanding anything else to the contrary:

     - A temporary employee, i.e., a person who is classified by the Company as employed on a temporary basis, regardless of how long the person actually works for the Company.

     - An Independent Contractor, i.e., a person who is classified by the Company as an independent contractor, as evidenced by its failure to withhold taxes from his


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          or her compensation, even if the individual really is the Company's common-law employee.

     - A Leasing Agency's Employee, i.e, a person working for a Company providing goods or services (including temporary employee services) to the Company, whom the Company does not regard to be its common-law employee, as evidenced by its failure to withhold taxes from his or her compensation, even if the individual really is the Company's common-law employee.

PERFORMANCE MEASURES

*    Performance under the Plan will be based on Company operating results.

* The Compensation Committee will establish performance targets based on the Company's profitability for each fiscal year for various participants in the Plan.

* Company performance will be measured on a fiscal calendar year basis. However, quarterly or semi-annual performance targets may be established by the Compensation Committee in its discretion as a basis for tracking performance against the annual performance targets.

* Quarterly or semi-annual targets will be arrived at from Company projections for the applicable period.

* Any significant, unusual and/or non-recurring items, as determined in the total discretion of the Compensation Committee, will be excluded from the profit calculation in determining the Company's actual performance.

INCENTIVE AWARD POTENTIAL

* Each year, based upon the recommendations of senior management of the Company, the Compensation Committee will establish the annual potential awards for all senior and non-senior management and other salaried employees.

* The Compensation Committee will also establish the annual potential incentive awards for the Chief Executive Officer.

INCENTIVE AWARD OF PAYMENT

* The Compensation Committee in its discretion may determine to make payment of advance awards on a quarterly or semi-annual


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     basis to all participants following the completion of such quarterly or semi-annual period and the achievement of the performance goal for such quarterly or semi-annual period ("advance awards").

* In the event that the Company does not meet its performance targets established by the Compensation Committee for any fiscal year period, employees will not be required to pay back to the Company any advance awards which have been paid.

* Any portion of an annual award for a fiscal year period that has not been paid by the Company via advance awards will be paid by the Company to each participant by the end of the first quarter of the subsequent fiscal year.

* For new employees joining the Company during the plan year, the annual award will be prorated based on the number of days' service with the Company.

*    Award payments to employees will be treated as ordinary income.

* Appropriate payroll deductions for taxes, Social Security, and so forth, will be made as required.

* In the event an employee's employment is terminated (either voluntarily or involuntarily), for any reason, prior to the end of a fiscal year period, and the Compensation Committee has determined to make advance awards on a quarterly or semi-annual basis, the employee will receive the advance awards for the prior completed quarter or semi-annual period, if the Company has achieved the performance goal for such quarterly or semi-annual period.

* The Compensation Committee, in its discretion, may determine to terminate advance awards of annual awards at any time. In the event advance awards are not made during a fiscal year, the Compensation Committee will have complete discretion to determine if any portion of the annual award will be paid to any employee whose employment is terminated for any reason prior to the end of the fiscal year period.

PLAN ADMINISTRATION

*    The Effective Date of this restated Plan is January 1, 1998.

* The Plan will be administered by the Compensation Committee of the Board of Directors.


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*    The Company and the Board of Directors reserve the right to amend or terminate the Plan.

* Nothing contained in this document constitutes a contract for payment nor does it constitute an employment contract between the Company and the employee. The Company reserves the right to terminate an employee at any time.